Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL COMPLETES ACQUISITION OF SANDISK,

CREATING A GLOBAL LEADER IN STORAGE TECHNOLOGY

IRVINE, Calif. — May 12, 2016 — Western Digital® Corporation (NASDAQ: WDC) today announced that its wholly-owned subsidiary Western Digital Technologies, Inc. has completed the acquisition of SanDisk Corporation (NASDAQ: SNDK). The addition of SanDisk makes Western Digital Corporation a comprehensive storage solutions provider with global reach, and an extensive product and technology platform that includes deep expertise in both rotating magnetic storage and non-volatile memory (NVM).

The Company also indicated that the debt financing associated with this transaction has been consummated and that the previously obtained funds from this financing have been released from escrow to Western Digital Technologies, Inc.

“Today is a significant day in the history of Western Digital,” said Steve Milligan, chief executive officer of Western Digital. “We are delighted to welcome SanDisk into the Western Digital family. This transformational combination creates a media-agnostic leader in storage technology with a robust portfolio of products and solutions that will address a wide range of applications in almost all of the world’s computing and mobile devices. We are excited to now begin focusing on the many opportunities before us, from leading innovation to bringing the best of what we can offer as a combined company to our customers. In addition, we will begin the work to fully realize the value of this combination through executing on our synergies, generating significant cash flow, as well as rapidly deleveraging our balance sheet, and creating significant long-term value for our shareholders.”

The integration process will begin immediately through the joint efforts of teams from both companies. As previously announced, Steve Milligan will continue to serve as chief executive officer of Western Digital, which will remain headquartered in Irvine, California. Sanjay Mehrotra, co-founder, president and chief executive officer of SanDisk, will serve as a member of the Western Digital Board of Directors, effective immediately.

Western Digital Completes Acquisition of SanDisk,

Creating a Global Leader in Storage Technology

“As a combined company, we will be best positioned to address the demands for data storage, which is growing exponentially every year,” said Sanjay Mehrotra. “Growth and change go hand in hand, and we couldn’t be happier to grow and change together with Western Digital. I look forward to contributing to realizing the potential of this combination as a member of the board.”

Under the terms of the transaction, each outstanding share of SanDisk common stock was converted into the right to receive $67.50 per share in cash and 0.2387 shares of Western Digital common stock.

SanDisk shareholders looking for information with regard to the payment of the merger consideration should review the Public FAQ available in the Investor Relations section of our website at investor.wdc.com or click here.

About Western Digital

Western Digital Corporation (NASDAQ: WDC) is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. For more information, please visit www.hgst.com, www.wd.com, and www.sandisk.com.

Forward-Looking Statements

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Western Digital Corporation’s (“Western Digital”) current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Western Digital disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Western Digital’s current expectations depending upon a number of factors affecting Western Digital’s business. These factors include, among others, the impact of competitive products and pricing; market acceptance of and continued demand for Western Digital’s products; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Western Digital’s periodic public filings with

Western Digital Completes Acquisition of SanDisk,

Creating a Global Leader in Storage Technology

the Securities and Exchange Commission, including but not limited to Western Digital’s most recent Annual Report on Form 10-K. Except as expressly required by law, Western Digital disclaims any intent or obligation to update these forward-looking statements.

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MEDIA CONTACTS

Jim Pascoe

Western Digital Corporation

408.717.5950

jim.pascoe@wdc.com

Monika Driscoll

Brunswick Group

212.333.3810

mdriscoll@brunswickgroup.com

INVESTOR CONTACTS

Bob Blair

Western Digital Corporation

949.672.7834

robert.blair@wdc.com